Exhibit 5.1

August 9, 2019	92334.00001

Inseego Corp.

9605 Scranton Road

Suite 300

San Diego, CA 92121

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Inseego Corp., a Delaware corporation and the successor issuer of Novatel Wireless, Inc. (the “Company”), in connection with the preparation and filing on or about the date hereof of a Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (File No. 333-207233) that was filed by Novatel Wireless, Inc., a Delaware corporation, with the Securities and Exchange Commission (“Commission”) on October 1, 2015 (as amended, the “Registration Statement”), to effect the registration under the Securities Act of 1933, as amended (the “Act”), of (i) 2,323,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the Novatel Wireless, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan (which has been assumed by the Company and is now called the Inseego Corp. 2018 Omnibus Incentive Compensation Plan) (the “Incentive Plan”) and (ii) 4,000,000 shares of the Common Stock, reserved for issuance under the Novatel Wireless, Inc. 2015 Incentive Compensation Plan (which was assumed by the Company and called the 2015 Inseego Corp. Incentive Compensation Plan, but which was subsequently terminated by the Company) (the “2015 Plan”). The Post-Effective Amendment is being filed pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K, to reflect the fact that 2,053,085 shares of Common Stock that remained available for issuance under the 2015 Plan when such plan was terminated by the Company may now be issued under the Incentive Plan. The shares of Common Stock referred to in the immediately preceding sentence are referred to herein, collectively, as the “Shares”.

As such counsel and for purposes of the opinion set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

i.	the Registration Statement and the Post-Effective Amendment;

ii.

the Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of August 5, 2019 and certified by an officer of the Company as of the date hereof;

iii.	the Amended and Restated Bylaws of the Company, certified by an officer of the Company as of the date hereof;

iv.

resolutions adopted by the board of directors of the Company on April 30, 2019, approving (i) the termination of the 2015 Plan, which at the time of termination had 2,053,085 shares of Common Stock remaining available for issuance and (ii) the amendment of the Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the Incentive Plan by 2,053,085 shares;

Paul Hastings LLP | 4747 Executive Drive | Twelfth Floor | San Diego, CA 92121

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Inseego Corp.

August 9, 2019

v.

the Current Report on Form 8-K filed by the Company with the Commission on June 26, 2019 disclosing the final voting results of the Company’s annual meeting of stockholders held on June 26, 2019 and evidencing the approval by the stockholders of the amendment of the Incentive Plan to, among other things, increase the aggregate number of shares of Common Stock authorized for issuance under the Incentive Plan by 2,053,085 shares;

vi.	the Incentive Plan;

vii.	the 2015 Plan; and

viii.

a certificate, dated as of August 9, 2019, from the Office of the Secretary of State of the State of Delaware, as to the incorporation and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion set forth herein, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to the opinion set forth herein and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares, when issued and sold as described in the Registration Statement and in accordance with the terms of the Incentive Plan (including the receipt by the Company of the full consideration therefor), will be validly issued, fully paid and nonassessable.

Inseego Corp.

August 9, 2019

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than, as in effect on the date of this opinion letter, the General Corporation Law of the State of Delaware.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely to you in connection with the issuance and delivery of the Shares under the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act solely for such purpose. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP